UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2012

POWERSECURE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-12014	84-1169358
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina		27587
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (919) 556-3056

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On March 8, 2012, PowerSecure International, Inc., a Delaware corporation (the “Company”), issued a press release announcing its financial results for the fourth quarter and the fiscal year ended December 31, 2011 and that it is holding a conference call regarding its financial results and its business operations, strategic initiatives and future prospects at 5:30 p.m., Eastern time, on March 8, 2012. The full text of the Company’s press release containing this announcement is attached to this Report as Exhibit 99.1 and incorporated herein by this reference. The Company is also filing certain supplemental financial information as Exhibit 99.2

The press release and the supplemental financial information filed herewith contain references by the Company to certain non-GAAP pro forma financial measures. References to the Company’s quarterly and full year 2010, and quarterly and full year 2011 “Non-GAAP Pro forma” financial measures of net income from continuing operations, net income, net income attributable to PowerSecure International, Inc., diluted earnings per share (“E.P.S.”) from continuing operations, diluted E.P.S. from discontinued operations, and diluted E.P.S. discussed and shown above constitute non-GAAP financial measures. These measures refer to the Company’s results under U. S. generally accepted accounting principles (“GAAP”), adjusted to show the results: (i) without income from the Company’s WaterSecure investment (identified in the Company’s financial statements as the Company’s unconsolidated affiliate), utilizing the Company’s full year 2010 and 2011 effective tax rate to determine the after-tax impact of adjusting for this item for each of those years, respectively, (ii) without the gain on the sale of the Company’s WaterSecure investment, utilizing the Company’s full year 2011 effective tax rate to determine the after-tax impact of adjusting for this item, (iii) without the after-tax gain on the sale of the Company’s discontinued Southern Flow business, and (iv) without the after-tax results of the Company’s discontinued PowerPackages business.

The Company believes providing non-GAAP measures which show the Company’s pro forma results with these items adjusted is valuable and useful as it allows the Company’s management and the Company’s Board of Directors to measure, monitor and evaluate the Company’s operating performance with the same consistent financial context as the business was managed and evaluated for the 2011 fiscal year. Additionally, because the Company’s Southern Flow business was sold in January 2011, the Company’s WaterSecure business was sold in June 2011, and the Company’s PowerPackages business was discontinued in 2011, these Non-GAAP Pro forma financial measures provide baseline comparatives which are more comparable to the Company’s current and future operating results.

The Company believes these Non-GAAP Pro forma measures also provide meaningful information to investors in terms of enhancing their understanding of the Company’s quarterly and full year 2011 operating performance and results, as well as the Company’s future results, as they allow investors to more easily compare the Company’s financial performance on a consistent basis. These Non-GAAP Pro forma measures also correspond with the way we expect Wall Street Analysts’ historical comparative results to be presented. The Company’s Non-GAAP Pro forma measures should be considered only as supplements to, and not as substitutes for or in isolation from, the Company’s other measures of financial information prepared in accordance with GAAP, such as GAAP revenue, operating income, net income from continuing operations, net income, net income attributable to PowerSecure International, Inc., diluted E.P.S. from continuing operations, diluted E.P.S. from discontinued operations, and diluted E.P.S.

The press release filed herewith as Exhibit 99.1 also contains forward-looking statements relating to the Company’s future performance, and such forward-looking statements are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A more thorough discussion of certain risks, uncertainties and other factors that may affect the Company’s operating results is set forth under the items “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2011 that the Company expects to file on or about March 8, 2012, as well as other risks, uncertainties and other factors discussed in subsequent reports, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, that the Company files with or furnishes to the Securities and Exchange Commission.

The information in this Item 2.02, including Exhibits 99.1 and 99.2, is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of PowerSecure International, Inc., issued March 8, 2012, announcing its financial results for the fourth quarter and fiscal year ended December 31, 2011

99.2	Supplemental Quarterly and Full Year GAAP and non-GAAP Pro Forma Financial Information of PowerSecure International, Inc., for the fiscal years ended December 31, 2011 and 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.

By:	/s/ Christopher t. Hutter
Christopher T. Hutter
Executive Vice President and Chief Financial Officer

Dated: March 8, 2012

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